UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2013

                           SW China Imports, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-173873 (Commission File Number)	45-0704149 (I.R.S. Employer Identification Number)

    15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855

 (Address of principal executive offices and zip code)

            Tel: (240) 477-7738, Fax: (240) 715-9116

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 30, 2013, SW China Imports, Inc. (“SW China”) conducted a Special Meeting of the Shareholders pursuant to Section 2.10 of SW China’s Bylaws for the sole purpose to authorize the amendment of Article III of SW China’s Articles of Incorporation and reduce the amount of authorized capital SW China is authorized to issue.

Seon Won, SW China’s largest shareholder, voted his 159,930,000 shares – which represented 80% of the issued and outstanding shares of SW China’s capital stock at the time of the vote – in favor of amending SW China’s Articles of Incorporation, Article III.  The revised capital authorization has been revised and amended as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is two-hundred seventy-five million (275,000,000) shares, of which two-hundred fifty million (250,000,000) shares, par value of one-hundredth of one cent ($0.0001) per share, shall be of a class designated "Common Stock" and twenty-five million (25,000,000) shares, par value of one-hundredth of one cent ($0.0001) per share, shall be of a class designated "Preferred Stock".”

SW China has instructed its Resident Agent to file this Amendment to the Articles of Incorporation with an effective date of 6:00pm ET on April 30, 2013.  A copy of this Amendment to the Articles of Incorporation is attached as Exhibit 3.3 hereto and incorporated herein by reference.

Item 8.01

Other Events

On April 30, 2013, SW China held a Special Meeting of its Board of Directors whereby it cancelled 300,000,000 restricted shares of its common stock, $0.0001 par value.  These shares have subsequently been returned to the Registrant’s treasury.

As of April 30, 2013, SW China had 200,000,000 shares of its common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Shares Eligible for Future Sale

Of the 200,000,000 shares of SW China’s common stock currently issued and outstanding, 39,475,000 shares are presently unrestricted and free-trading.  The remaining 160,525,000 shares of common stock issued and outstanding are restricted and are subject to the restrictions and sale limitations imposed by Rule 144.

SW China is presently deemed a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  As long as SW China remains a shell company its shareholders may not rely upon Rule 144 to sell their restricted shares of SW China’s common stock.

Under Rule 144, these restricted shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one (1) year after SW China is no longer deemed a shell company.  Because it is unknown when, if ever, SW China will no longer be deemed a shell company, management cannot speculate on when these shares of restricted common stock will be eligible for sale, if ever.

In conjunction with this filing on Form 8-K, SW China issued a press release disclosing the cancellation of its shares of common stock.  A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit 3.3

Certificate of Amendment to Articles of Incorporation dated April 30, 2013

Exhibit 99.1

Press Release Dated May 1, 2013 Announcing Share Cancellation and Reduction in

Authorized Capital

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SW CHINA IMPORTS, INC.

Dated: May 1, 2013

By:

/s/ Seon Won

Seon Won

President and Chief Executive Officer

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